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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF REGISTRANT
                          --------------------------

Subsidiary                                       Jurisdiction of Incorporation

FlowMole Export Sales Corporation                Washington

UTILX Limited                                    United Kingdom

UTILX International Product Sales, Inc.          Barbados, West Indies